Exhibit 4.1

THE NOTES (HEREINAFTER REFERRED TO) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY INSURED DEPOSITARY INSTITUTION OR OTHER SUBSIDIARY OF THE COMPANY (HEREINAFTER REFERRED TO) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 635405 AR 4 ISIN US635405AR45 COMMON CODE 022257137	No. ___

[FORM OF
NATIONAL CITY CORPORATION
FLOATING RATE SENIOR NOTE DUE JUNE 16, 2010]

     National City Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on June 16, 2010 (the “Maturity Date”) at the office or agency of the Company referred to below, and to pay interest thereon at the rate of 3.58375% per annum (the “Initial Interest Rate”) from and including June 16, 2005 (the “Original Issue Date”) to but excluding September 16, 2005 and from and including September 16, 2005 to but excluding the Maturity Date at a rate per annum equal to LIBOR (as defined below) plus 0.17% until the principal hereof is paid or made available for payment. Interest on this Note will be payable quarterly in arrears on March 16, June 16, September 16 and December 16 of each year (each such date, an “Interest Payment Date”), beginning on September 16, 2005. The interest so payable and punctually paid or duly provided for on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding regular record date for such interest, which shall be March 1, June 1, September 1 and December 1, as applicable (each such date a “Regular Record Date”) (whether or not such Regular Record Date is a Business Day), as the case may be, next preceding such Interest Payment Date; provided that, interest at maturity shall be payable to the Person to whom principal is payable. Any such interest not so punctually paid shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office of the Trustee referred to on the reverse hereof, or at such office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest will be computed based on an actual/360 day count basis (as described below). Interest payments for this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date on which interest has been paid to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     If any Interest Payment Date, other than the Maturity Date, falls on a day that is not a Business Day, the Interest Payment Date will be the next day that is a Business Day, except that if that Business Day is in the next succeding calendar month, the Interest Payment Date will be the next preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of interest and principal on this Note will be made on the next succeeding Business Day, and no interest on this Note or such payment will accrue for the period from and after the Maturity Date.

     The rate of interest on this Note will be reset quarterly (the “Interest Reset Period,” and the first day of each Interest Reset Period will be an “Interest Reset Date”). The Interest Reset Dates will be March 16, June 16, September 16, and December 16 of each year, beginning on September 16, 2005; provided that the interest rate in effect from and including the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Reset Date will be the next preceding Business Day.

     The Bank of New York is the “Calculation Agent” for this Note pursuant to a Calculation Agent Agreement, dated June 16, 2005, between the Company and the Calculation Agent. As used in this Note, the term “Calculation Agent” includes any successor calculation agent duly appointed by the Company. Upon the request of a Holder of this Note, the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate that shall become effective on the next Interest Reset Date. The determination of the interest rate by the Calculation Agent will be final and binding absent manifest error.

     With respect to Interest Reset Dates commencing on September 16, 2005, the Calculation Agent will determine the interest rate for each succeeding Interest Reset Period by reference to LIBOR on the second London banking day preceding the applicable Interest Reset Date (each such day, an “Interest Determination Date”). “London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The interest rate for this Note will be based on the London interbank offered rate (“LIBOR”), which will be determined by the Calculation Agent as follows:

     (i) With respect to the Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, that appears on Page 3750, or any successor page, on Moneyline Telerate, Inc., or any successor service, at approximately 11:00 a.m., London time, on that Interest Determination Date.

     (ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of Goldman, Sachs & Co.) in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Interest Determination Date, by three major banks in the City of New York (which may include affiliates of Goldman, Sachs & Co.), as selected by the Calculation Agent after consultation with the Company, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR determined on that Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     Accrued interest on this Note will be calculated by multiplying the principal amount hereof by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date, or if none, the Initial Interest Rate. All percentages used in or resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with .000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest cent (with one-half cent rounded upward).

     This Note is one of the series of notes designated as “Floating Rate Senior Notes due June 16, 2010” (the “Notes”). Reference is hereby made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under the corporate seal.

NATIONAL CITY CORPORATION
By:	******************
Jeffrey D. Kelly
Vice Chairman and Chief Financial Officer

Attest:

By:	**************

Carlton E. Langer
Vice President, Assistant General Counsel
and Assistant Secretary

Dated: June 16, 2005

Trustee’s Certificate of Authentication: This is
one of the Securities of the series designated therein,
referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:	**************

Authorized Signatory

[FORM OF
NATIONAL CITY CORPORATION
FLOATING RATE SENIOR NOTE DUE JUNE 16, 2010]

     This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under the senior indenture (herein called the “Indenture”), dated as of March 17, 2004 between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     Additional notes on terms and conditions identical to those of the Notes (except for any differences in the issue price and interest accrued prior to the date of the issuance of the additional notes) may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

     Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders).

     Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, and compliance by the Company with certain provisions of the Indenture and any past default under the Indenture (except a default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of each Holder affected) may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties to the Indenture may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and provide for assumption of the Company’s obligations to Holder by another Person.

     The Notes are not subject to redemption by the Company prior to maturity or to repayment at the option of the Holder before that date, and are not entitled to any sinking fund.

     Principal and interest on the Notes are payable at the Corporate Trust Office of the Trustee in New York, New York. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in New York, New York, or at such office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Beneficial interests in the Notes will be shown only on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Owners of beneficial interests in the Notes will not be entitled to receive Notes in definitive form and will not be considered Holders of Notes unless the Depository notifies the Company in writing that it is no longer willing or able to act as a depository or if the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor depository within 90 days, or if the Company determines not to have the Notes represented by global Securities or an Event of Default has occurred and is continuing with respect to the Notes. In such circumstances, upon surrender by the Depository or a successor depository of the global Securities, Notes in definitive form will be issued to each beneficial owner of the related Notes in fully registered form without coupons, in minimum denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of the Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, all indentures supplemental thereto and said Act for a statement of such terms.

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